Exhibit 99.1

TScan Therapeutics Appoints Seasoned Hematology and Oncology Expert

Chrystal U. Louis, M.D., M.P.H., as Chief Medical Officer

Dr. Louis brings to TScan extensive experience in cell therapy, medical affairs, and clinical and commercial development

WALTHAM, Mass., April 8, 2024 — TScan Therapeutics, Inc. (Nasdaq: TCRX), a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer, today announced the appointment of Chrystal U. Louis, M.D., M.P.H., as Chief Medical Officer. Dr. Louis has extensive experience in hematology and oncology drug development, with a track record of success in clinical development, medical affairs, and commercialization.

“We are excited to welcome Chrystal to TScan at this critical time as we continue to progress both clinical-stage programs in heme malignancies and solid tumors. Chrystal’s expertise, spanning all phases of drug development from Phase 1 studies to commercialization and life-cycle management, will be invaluable at this stage of rapid growth for the Company,” said Gavin MacBeath, Ph.D., Chief Executive Officer. “I look forward to working with Chrystal as we strive to realize the full potential of our pipeline. On behalf of our Board and our team, I would like to thank Dr. Debora Barton for her key contributions that have enabled us to deliver positive data from our heme program and initiate our solid tumor program.”

“I am thrilled to join the TScan team at such an exciting time as we continue to build on the success seen to date in the heme program and as momentum builds in the solid tumor program,” said Dr. Louis. “I look forward to leveraging my previous experience to support the advancement of these novel cell therapies as we aim to deliver life-changing therapies to patients in need.”

Dr. Louis is succeeding Debora Barton, M.D., who has served as the Company’s Chief Medical Officer since July 2022. Dr. Barton is departing TScan for personal reasons and will continue to advise the Company as a consultant to ensure a smooth transition of responsibilities. “Transitioning out of my role at TScan has been a difficult decision,” said Dr. Barton. “It has been a pleasure working with this dynamic team and I am proud of the progress we have made collectively with our clinical programs. I look forward to following the future success of the Company.”

Dr. Louis joins TScan with two decades of experience across academia and industry where she built and managed high-performing clinical and medical affairs teams and worked on multiple regulatory approvals, new product launches, and strategies for label expansion. Prior to joining TScan, Dr. Louis was the SVP of hematology clinical development at Zentalis Pharmaceuticals. Dr. Louis held roles of increasing responsibility within medical affairs at CRISPR Therapeutics, Bristol Myers Squibb Company (BMS), and Celgene (acquired by BMS), as well as clinical development and project leadership at Merrimack Pharmaceuticals. Throughout the course of her career, she has been responsible for the design and oversight of clinical programs, medical strategy, and launch activities of novel therapeutic agents that have spanned small molecules to cell and gene therapies. Prior to joining industry, Dr. Louis was an Assistant Professor at Texas Children’s Cancer Center and Hematology Service, Baylor College of Medicine, where she worked on the early development of CAR-T cell therapy products for solid tumor malignancies. Dr. Louis received her M.D. from Tulane University School of Medicine, her Masters Degree in Public Health from Tulane University School of Public Health and Tropical Medicine, and her B.A. in Political Science and B.S. in Chemistry from Southwestern University at Georgetown, TX.

About TScan Therapeutics, Inc.

TScan is a clinical-stage biopharmaceutical company focused on the development of T cell receptor (TCR)-engineered T cell therapies (TCR-T) for the treatment of patients with cancer. The Company’s lead TCR-T candidates, TSC-100 and TSC-101, are in development for the treatment of patients with hematologic malignancies to prevent relapse following allogeneic hematopoietic cell transplantation. The Company is also developing multiplexed TCR-T candidates for the treatment of various solid tumors. The Company has developed and continues to expand its ImmunoBank, the Company’s repository of therapeutic TCRs that recognize diverse targets and are associated with multiple HLA types, to provide customized multiplex therapeutic TCR-Ts for patients with a variety of cancers.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding the Company’s plans, progress, and timing relating to the Company’s hematologic malignancies and solid tumor programs; the potential benefits of any of the Company’s proprietary platforms, multiplexing, or current or future product candidates in treating patients; and the Company’s goals, strategy, and focus. TScan intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. The express or implied forward-looking statements included in this release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: the beneficial characteristics, safety, efficacy, therapeutic effects and potential advantages of TScan’s TCR-T therapy candidates; TScan’s expectations regarding its preclinical studies being predictive of clinical trial results; TScan’s recently approved INDs being indicative or predictive of bringing TScan closer to its goal of providing customized TCR-T therapies to treat patients with cancer; the timing of the launch, initiation, progress, expected results and announcements of TScan’s preclinical studies, clinical trials and its research and development programs; TScan’s timeline regarding its filing of INDs for its TCRs throughout the year; TScan’s ability to enroll patients for its clinical trials within its expected timeline; TScan’s plans relating to developing and commercializing its TCR-T therapy candidates, if approved, including sales strategy; estimates of the size of the addressable market for TScan’s TCR-T therapy candidates; TScan’s manufacturing capabilities and the scalable nature of its manufacturing process; TScan’s estimates regarding expenses, future milestone payments and revenue, capital requirements and needs for additional financing; TScan’s expectations regarding competition; TScan’s anticipated growth strategies; TScan’s ability to attract or retain key personnel; TScan’s ability to establish and maintain development partnerships and collaborations; TScan’s expectations regarding federal, state and foreign regulatory requirements; TScan’s ability to obtain and maintain intellectual property protection for its proprietary platform technology and our product candidates; the sufficiency of TScan’s existing capital resources to fund its future operating expenses and capital expenditure requirements; and other factors that are described in the “Risk Factors” and

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TScan’s most recent Annual Report on Form 10-K and any other filings that TScan has made or may make with the SEC in the future. Any forward-looking statements contained in this release represent TScan’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, TScan explicitly disclaims any obligation to update any forward-looking statements.

Contacts

Heather Savelle

TScan Therapeutics, Inc.

VP, Investor Relations

857-399-9840

hsavelle@tscan.com

Melissa Forst

Argot Partners

212-600-1902

TScan@argotpartners.com